UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 27, 2021

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292		23-2530374
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

77 East King Street,	P. O. Box 250	Shippensburg,	Pennsylvania	17257
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(717)	532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ORRF	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 27, 2021, the Board of Directors (the “Board”) of Orrstown Financial Services, Inc. (the “Company”) adopted several updating amendments to the Amended and Restated Bylaws of the Company (the “Bylaws”). The amendments are described below.

•Section 2-1 was amended to expressly provide that a meeting of the shareholders of the Company may be held solely by electronic means to the extent permitted by Pennsylvania law.

•Section 2-3(b) was amended to provide that, in order to be timely, all nominations of candidates for election as directors at any annual meeting, other than those made by or at the direction of the Board, shall be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days prior to the anniversary date of the mailing of notice for the immediately preceding annual meeting. Prior the amendment, such notices were required to be delivered not less than 120 days prior to the anniversary date of the immediately preceding annual meeting.

•Section 3-12 was amended to reflect the Company’s current policy that each Director of the Company own, by the first anniversary of his or her election to the Board, at least 5,000 shares of Company common stock. Prior to the amendment, Directors were required to own at least 3,000 shares of Company common stock.

•Section 4-1 was amended to expressly provide for the position of Chief Executive Officer of the Company. Sections 4-2, 4-3 and 4-7 were also amended to describe the duties of the Chief Executive Officer position and make conforming changes.

•Section 5-2 was amended to include provisions governing the transfer of uncertificated (book-entry) shares of Company stock.

•A new Article XII was adopted, which provides that venue for certain specified actions or proceedings shall be exclusively in the state and federal courts sitting in the judicial district embracing the county in which the registered office of the Company is located. Such actions or proceedings are limited to: any derivative action brought on behalf of the Company; any action or proceeding asserting a claim of breach of duty owed by any director, officer or other employee of the Company to the Company or its shareholders; any action or proceeding brought under 15 Pa.C.S. Subchapter 15D (relating to dissenters’ rights); any action or proceeding brought under 15 Pa.C.S. Subchapter 17G (relating to judicial supervision of corporate action); any action or proceeding brought under 15 Pa.C.S. Chapter 25 (relating to registered corporations); and any action or proceeding asserting a claim against the Company or any director, officer or other employee of the Company arising under any provision of Pennsylvania law, or the articles of incorporation or bylaws of the Company, or governed by the internal affairs doctrine.

The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, a copy of which is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Orrstown Financial Services, Inc.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.

Date: June 2, 2021	By:	/s/ Neelesh Kalani
Neelesh Kalani Executive Vice President and Chief Financial Officer (Duly Authorized Representative)